EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 14, 2003 relating to the consolidated financial statements of Paving Stone Corporation and Subsidiaries appearing in the Paving Stone Corporation Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on May 8, 2003.

                                    /s/ Weinberg & Company, P.A.

                                    --------------------------------------
                                    WEINBERG & COMPANY, P.A.
                                    Certified Public Accountants

Boca Raton, Florida
May 27, 2003